Exhibit 10.93

GUARANTY

This Guaranty (this “Guaranty”), dated and effective as of December 23, 2008, is made by and among HOKU SOLAR POWER I, LLC, a California limited liability company (the “Company”), UFA RENEWABLE ENERGY FUND I, LLC, a Delaware limited liability company (the “Investor Member”) and Firstar Development LLC, a Delaware limited liability company (“FIRSTAR”); HOKU SCIENTIFIC, INC., a Delaware corporation (“Hoku Scientific”) and Hoku Solar, Inc., a Delaware corporation (collectively, the “Guarantor”).

A.           Recitals

WHEREAS, Hoku Solar, Inc. is the managing member of the Company (and in such capacity it is the “Managing Member”).

WHEREAS, the Investor Member and the Managing Member are the only members of the Company.

WHEREAS, the Company is operating pursuant to that certain Operating Agreement dated as of the date hereof (the “Operating Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Operating Agreement, as such agreement may be amended from time to time.

WHEREAS, the Company was formed for the purpose of acquiring, owning, managing, operating, and, if appropriate or desirable, selling or otherwise disposing of solar energy property, in particular the Project and to engage in the business of acting as the owner of such solar energy property.

WHEREAS, the Managing Member, under the Operating Agreement, represents, warrants and covenants, that it will use diligent efforts to construct and/or install the Project and thereafter operate it as required by the Code in order to qualify for and maintain the Tax Credits and other tax benefits anticipated in connection therewith.

WHEREAS, Hoku Scientific is the parent and sole shareholder of the Managing Member will benefit from the completion and operation of the Project.

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees for the benefit of the Investor Member and Firstar as follows:

1.           Covenants, Representations and Warranties.

Each Guarantor represents and warrants to the Investor Member as follows:

(a)            the execution, delivery and performance by it of this Guaranty does not and will not contravene or conflict with any law, order, rule, regulation, writ, injunction or decree now in effect of any government, governmental instrumentality or court or tribunal having jurisdiction over it, or any contractual restriction binding on or affecting it;

(b)            the execution, delivery and performance by it of this Guaranty does not and will not conflict with or result in a breach of the terms or provisions of any indenture, agreement or instrument to which it is a party, or by which it is bound, or to which it is subject, or constitute a default thereunder;

(c)            with the assistance of counsel of its choice, it has read and reviewed this Guaranty and such other documents as it and its counsel deemed necessary or desirable to read;

(d)            it is a corporation, validly incorporated and existing and in good standing under the laws of the jurisdiction of its incorporation and all other jurisdictions where its failure to be so qualified would have a material adverse effect on its financial condition or results of operations and has the full power and authority to enter into and perform its obligations under this Guaranty; and

(e)            it has duly authorized, executed and delivered this Guaranty, and this Guaranty is fully enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether a proceeding is sought in equity or at law); and

2.           Guaranty.  Guarantor shall absolutely and unconditionally guarantee due payment, performance and fulfillment of the Managing Member’s obligations under the following sections of the Operating Agreement, Section 5.01(e)(iv) (obligations related to any Recapture Event), Section 5.05 (repurchase obligations), Sections 8.09 (a) and (b) (obligations to fund Excess Development Costs and Operating Deficits) and Section 9.05 (the Managing Member’s obligation to purchase the Investor Member’s Interest under the Put Option).

3.           Attorneys’ Fees and Expenses.  The Guarantor shall reimburse the Investor Member for all reasonable attorneys’ fees and expenses which the Investor Member pays or incurs in connection with enforcing this Guaranty, including, without limitation, all costs, attorneys’ fees and expenses incurred by the Investor Member in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving the Guarantor which affect the exercise by the Investor Member of its rights and remedies hereunder.  Any and all such costs, attorneys’ fees and expenses not so paid shall bear interest at an annual interest rate equal to the lesser of (i) 18%, or (ii) the highest rate permitted by applicable law, from the date incurred by the Investor Member until paid by the Guarantor.

4.           Direct and Primary Obligations.  The Guarantor agrees that if the obligation guaranteed by this Guaranty is not fully and timely paid or performed according to the tenor thereof, whether by acceleration or otherwise, Guarantor shall immediately upon receipt of written demand therefor from the Investor pay all amounts due hereby guaranteed in like manner as if the obligation constituted the direct and primary obligation of the Guarantor.  The Guarantor shall not have any right of subrogation as a result of any payment hereunder or any other payment made by the Guarantor on account of the amounts due hereunder, and the Guarantor hereby waives, releases and relinquishes any claim based on any right of subrogation, any claim for unjust enrichment or any other theory that would entitle the Guarantor to a claim against the Company based on any payment made hereunder or otherwise on account of the amounts due hereunder.

5.           Continuing and Irrevocable Obligations.  This Guaranty and the obligations of the Guarantor hereunder shall be continuing and irrevocable until all amounts have been satisfied in full.  Notwithstanding the foregoing or anything else set forth herein, and in addition thereto, if at any time all or any part of any payment received by the Investor Member from the Guarantor under or with respect to this Guaranty is or must be rescinded or returned for any reason whatsoever (including, but not limited to, determination that said payment was a voidable preference or fraudulent transfer under insolvency, bankruptcy or reorganization laws), then the Guarantor’s obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence, notwithstanding such previous receipt of payment by the Investor Member, and the Guarantor’s obligations hereunder shall continue to be effective or be reinstated as to such payment, all as though such previous payment to the Investor Member had never been made.  The provisions of the foregoing sentence shall survive termination of this Guaranty, and shall remain a valid and binding obligation of the Guarantor until satisfied.

6.           No Discharge.  The Guarantor acknowledges that the Investor Member is a member of the Company.  Guarantor agrees that the exercise by the Investor Member, of any of its rights or remedies under the Operating Agreement for Managing Member's failure to fulfill its obligations under the Operating Agreement shall not serve to reduce or discharge the liability of the Guarantor hereunder, except to the extent of any recovery actually realized by the Investor Member in cash; provided, however that the Investor Member shall have no obligation to exercise any of its rights or remedies under the Operating Agreement.  The Guarantor waives and releases any claim it may now or hereafter have against the Investor Member based on any theory or cause of action that conflicts with the agreements of the parties set forth in this Section 6.

7.           Other Indebtedness Subordinated.  Any payments owing under the Operating Agreement to the Managing Member and/or the Guarantor shall be subordinate to the obligations of the Guarantor to the Investor Member under this Guaranty.

8.           Waiver and Estoppel.  Guarantor hereby grants to the Investor Member, in its absolute discretion and without notice to the Guarantor, the power and authority to deal in any lawful manner with the obligation guaranteed hereby.  Without limiting the generality of the foregoing, the Guarantor knowingly waives and agrees that it will be estopped from asserting any argument to the contrary as follows:  (a) any and all notice of acceptance of this Guaranty or of the creation, renewal or accrual of any of the obligations or liabilities hereunder indemnified against, either now or in the future; (b) protest, presentment, demand for payment, notice of default or nonpayment, notice of protest or default; (c) any and all notices or formalities to which it may otherwise be entitled, including, without limitation, notice of the granting of any indulgences or extensions of time of payment of any of the liabilities and obligations hereunder and hereby indemnified against; (d) any promptness in making any claim or demand hereunder; (e) the defense of the statute of limitations in any action hereunder or in any action for the collection of amounts payable hereunder; (f) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other person or persons or the failure to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other person or persons; (g) any defense based upon an election of remedies which destroys or otherwise impairs any or all of the subrogation rights of the Investor or the right of the Investor Member to proceed against any other person for reimbursement, or both; (h) any duty or obligation of the Investor Member to perfect, protect, retain or enforce any security for the payment of amounts payable by the Guarantor hereunder or to proceed against any one or more persons as a condition to proceeding against the Guarantor; and (i) to the extent it may be waived, any principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms and provisions of this Guaranty.  No delay or failure on the part of the Investor Member in the exercise of any right or remedy against any other party against whom the Investor Member may have any rights shall operate as a waiver of any agreement or obligation contained herein, and no single or partial exercise by the Investor Member of any rights or remedies hereunder shall preclude other or further exercise thereof or other exercise of any other right or remedy.  No provision of this Guaranty or right of the Investor Member hereunder can be waived, nor can the Guarantor be released from its obligations hereunder, except by a writing duly executed by the Investor Member.  This Guaranty may not be modified, amended, revised, revoked, terminated, changed or varied in any way whatsoever, except by the express terms of a writing duly executed by the Investor Member.

9.           Notices.  All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing, shall be sent by certified mail, postage prepaid, return receipt requested, or by overnight courier, or by hand delivery, and shall be effective as of the date on which it is received or would have been received but for the refusal of the addressee to accept delivery, and shall be addressed as follows:

To the Investor Member:

Director of Asset Management-Solar
U.S. Bancorp Community Development Corporation
1307 Washington Avenue, Suite 300
Saint Louis, MO 63103
(314) 335-2600 (Main)
(314) 335-2602 (Fax)

And a copy to:

Herbert F. Stevens
Nixon Peabody LLP
401 Ninth Street, NW, Suite 900
Washington, DC 20004
(202) 585-8000 (Main)
(202) 585-8080 (Fax)

To Guarantor:

Hoku Scientific, Inc.
1288 Ala Moana Blvd., Suite 220
Honolulu, HI  96814
Attention:  Dustin Shindo
Telephone:  (808) 682-7800
Facsimile:  (808) 440-0357

With copies to:

Stoel Rives LLP
900 SW Fifth, Suite 2600
Portland, Oregon  97204
Attention:  Patrick G. Boylston
Telephone:  (503) 294-9116
Facsimile:  (503) 220-2480

By giving to the other party hereto at least fifteen (15) business days’ written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

10.           Assignment.  If the Interest of the Investor Member is transferred and the person to whom the Interest is transferred is admitted as a member to the Company, all in accordance with the Operating Agreement,  this Guaranty shall automatically be assigned therewith , to such person without the need of any express assignment, and, when so assigned, the Guarantor shall be bound as set forth herein to the assignee(s) without in any manner affecting the Guarantor’s liability.

11.           Governing Law.  This Guaranty shall be governed by and construed in accordance with the laws of the State of California (the “State”) without regard to principles of conflicts of law, except to the extent that any of such laws may now or hereafter be preempted by Federal law, in which case, such Federal law shall so govern and be controlling.  In any action brought under or arising out of this Guaranty, the Guarantor hereby consents to the jurisdiction of any competent court within the State and consents to service of process by any means authorized by the laws of the State.  Except as provided in any other written agreement now or at any time hereafter in force between the Investor Member and the Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with the Investor Member with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof shall be binding upon the Investor Member and the Guarantor unless expressed herein.

12.           Duration.  The Guarantor hereby agrees that this Guaranty, shall remain in full force and effect at all times hereinafter until paid and/or performed in full subject to the limitations and expiration periods set forth herein, notwithstanding any action or undertakings by or against the Investor Member and the Guarantor in any proceeding in the United States Bankruptcy Court, including, without limitation, any proceeding relating to valuation of collateral, election or imposition of secured or unsecured claim status upon claims by the Investor Member pursuant to any Chapter of the Bankruptcy Code or the Rules of Bankruptcy Procedure, as same may be applicable from time to time.  The Guarantor acknowledges that it may not be possible to determine the existence of liability hereunder until after such time as the IRS is prohibited from assessing additional tax liability against the Investor Member for any year in which it claimed Tax Credits, which may be at a point in time subsequent to when the Investor Member has disposed of its Company Interest, provided, however, the Guarantors shall not be liable for any tax assessed against the Investor Member from and after the date which is five (5) years after the end of the Compliance Period.

13.           Miscellaneous.

(a)           Should any one or more provisions of this Guaranty be determined to be illegal or unenforceable, all other provisions shall nevertheless be effective.

(b)           When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural, and the masculine shall include the feminine and neuter and vice versa.  The word “person,” as used herein, shall include any individual, company, firm, association, limited liability company, corporation, trust or other legal entity of any kind whatsoever.

(c)           All headings in this Guaranty are for convenience of reference only and are not intended to qualify the meaning of any provision of this Guaranty.

(d)           The obligations of the Guarantor contained herein are undertaken solely and exclusively for the benefit of the Investor Member and its permitted successors and assigns, and no other person or entities shall have any standing to enforce such obligations or be deemed to be beneficiaries of such obligations.

(e)           This Guaranty may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed to be an original, and all of which, when taken together, shall be one and the same instrument, with the same effect as if all parties hereto had signed the same signature page.  Any signature page of this Guaranty may be detached from any counterpart of this Guaranty without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Guaranty identical in form hereto but having attached to it one or more additional signature pages.

(f)           Capitalized terms used in this Guaranty and not specifically defined herein shall have the meanings assigned to them in the Operating Agreement dated of even date herewith.

 [ signatures begin on the following page ]

IN WITNESS WHEREOF, the undersigned have executed this Guaranty as of the date first above written.

Company:

HOKU SOLAR POWER I, LLC,
a California limited liability company

By:	Hoku Solar, Inc., a Delaware corporation,
its Managing Member

	By:	/s/ Scott Paul
Name: Scott Paul
Title: Chief Operating Officer

Investor Member:

UFA RENEWABLE ENERGY FUND I, LLC, a Delaware
limited liability company

By:		United Fund Advisors, LLC,
its Managing Member

	By:	/s/ Chris Hasle
Name: Chris Hasle
Title: Senior Vice President

FIRSTAR

FIRSTAR DEVELOPMENT LLC, a Delaware limited liability company

By:	/s/ Robert Wasserman
Robert Wasserman
Senior Vice President

Hoku Solar
Signature Page to Guaranty

Guarantor:

HOKU SCIENTIFIC, INC., a
Delaware corporation

By:	/s/ Scott Paul
Name: Scott Paul
Title: Chief Operating Officer

HOKU SOLAR, INC.

By:	/s/ Scott Paul
Name: Scott Paul
Title: Chief Operating Officer

Hoku Solar
Signature Page to Guaranty